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                                                                    EXHIBIT 23.1

Consent Of Independent Certified Public Accountants


Steelcase Inc.
Grand Rapids, Michigan

We hereby consent to the incorporation by reference of our report dated March 19, 1999, except for Note 20, which was as of April 22, 1999, relating to the consolidated financial statements and schedule of Steelcase Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended February 26, 1999.



/s/ BDO Seidman, LLP
BDO Seidman, LLP
Grand Rapids, Michigan
August 6, 1999